Aames 2001-4
Mortgage Pass-Through Certificates
Series 2001-4
Collateral Report for June 25, 2002 Distribution
Collateral Report
COLLATERAL	TOTAL
Loan Count:
Original	2548
Prior	2,451
Prefunding	-
Scheduled Paid Offs	-
Full Voluntary Prepayments	(28)
Repurchases	-
Liquidations	-
Current	2,423

Principal Balance:
Original	234,955,499.20
Prior	224,717,806.36
Prefunding	-
Scheduled Principal	(182,659.88)
Partial and Full Voluntary Prepayments	(3,047,935.97)
Repurchases	-
Liquidations	-
Current	221,487,210.51

PREFUNDING	TOTAL
SPACE INTENTIONALLY LEFT BLANK

Current Prin Balance by Groups (im millions of dollars)	Total Current Principal Balance (in millions of dollars)

Page 12 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4
Mortgage Pass-Through Certificates
Series 2001-4
Collateral Report for June 25, 2002 Distribution
Collateral Report
CHARACTERISTICS	TOTAL

Weighted Average Coupon Original	9.348728%
Weighted Average Coupon Prior	9.335235%
Weighted Average Coupon Current	9.322411%
Weighted Average Months to Maturity Original	98
Weighted Average Months to Maturity Prior	324
Weighted Average Months to Maturity Current	323
Weighted Avg Remaining Amortization Term Original	335
Weighted Avg Remaining Amortization Term Prior	331
Weighted Avg Remaining Amortization Term Current	329
Weighted Average Seasoning Original	1.85
Weighted Average Seasoning Prior	5.84
Weighted Average Seasoning Current	6.84

Note: Original information refers to deal issue.

WAC by Groups	Total WAC

WARAT by Groups	Total WARAT

Page 13 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4
Mortgage Pass-Through Certificates
Series 2001-4
Collateral Report for June 25, 2002 Distribution
Collateral Report
ARM CHARACTERISTICS	TOTAL

Weighted Average Margin Original	0.518%
Weighted Average Margin Prior	0.523%
Weighted Average Margin Current	0.505%
Weighted Average Max Rate Original	1.204%
Weighted Average Max Rate Prior	1.216%
Weighted Average Max Rate Current	1.179%
Weighted Average Min Rate Original	0.767%
Weighted Average Min Rate Prior	0.775%
Weighted Average Min Rate Current	0.751%
Weighted Average Cap Up Original	0.218%
Weighted Average Cap Up Prior	0.221%
Weighted Average Cap Up Current	0.214%
Weighted Average Cap Down Original	0.073%
Weighted Average Cap Down Prior	0.074%
Weighted Average Cap Down Current	0.071%

Note: Original information refers to deal issue.

SERVICING FEES / ADVANCES	TOTAL

Current Servicing Fees	59,535.97
Delinquent Servicing Fees	34,096.45
Trustee Fees	2,621.71
TOTAL SERVICING FEES	96,254.13

Total Servicing Fees	96,254.13
Compensating Month End Interest	4,335.55
Delinquent Servicing Fees	(34,096.45)
COLLECTED SERVICING FEES	66,493.23
Prepayment Interest Shortfall	4,335.55
Total Advanced Interest	618,645.41

ADDITIONAL COLLATERAL INFORMATION	TOTAL

Net Rate	8.791722%

Page 14 of 25	© COPYRIGHT 2002 Deutsche Bank